UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 18, 2025

GLOBAL INTERACTIVE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41763	88-1368281
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160, Yeouiseo-ro, Yeongdeungpo-gu Seoul, Republic of Korea	07231
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +82-2564-8588

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GITS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 18, 2025, Global Interactive Technologies, Inc. (the “Company”) entered into a Promissory Note (the “February 2025 Note”) payable to PixelArc, LLC (“PixelArc”), a California limited liability company in which Amy Xianglin Shi, a director of the Company, holds a direct ownership interest and serves in a managerial capacity. The February 2025 Note evidences a loan of $86,660 extended by PixelArc to support essential operating obligations during a period of limited liquidity. The note accrues interest at 8% per annum, has a maturity date of March 14, 2026, and includes a 5% late fee and 12% default interest rate, along with customary default provisions.

On April 18, 2025, the Company executed a second Promissory Note (the “April 2025 Note”) payable to PixelArc, evidencing a short-term, interest-free loan of $86,000 used to satisfy outstanding Nasdaq listing fees and maintain the Company’s continued listing. The note matured on May 15, 2025, and contains the same late fee and default interest terms as the February 2025 Note. In connection with the April 2025 Note, the Company also entered into a Security Agreement, dated April 18, 2025 (the “Security Agreement”), with PixelArc to secure repayment obligations under both Notes.

Following nonpayment of the April 2025 Note, PixelArc became entitled to exercise its rights under the Security Agreement. On May 19, 2025, PixelArc submitted a proposal to convert its outstanding loan balances into equity. On May 20, 2025, PixelArc delivered a formal Notice of Conversion to the Company, pursuant to which the combined $172,666 in principal under the February and April 2025 Notes will be converted into 246,666 shares of the Company’s common stock at a price of $0.70 per share. While the conversion price was below the fair market value of the Company’s common stock, the transaction was structured to enhance the Company’s financial flexibility and does not constitute equity compensation for Ms. Shi in her capacity as a director.

The February 2025 Note, April 2025 Note, and Security Agreement were submitted to and approved by the Company’s Board of Directors, including disinterested members. The debt-to-equity conversion proposal was subsequently circulated to the Board for review and received unanimous support without objection. The Board acknowledged that, under the Company’s circumstances, the transactions served the best interests of the Company and its shareholders by addressing immediate financial obligations in a responsible manner.

In connection with the conversion, PixelArc expressly reserved the right to receive equivalent or superior terms, including, but not limited to, warrants or other equity-linked securities, on terms no less favorable than those offered to similarly situated investors in capital transactions occurring between February 2025 and December 2025. PixelArc also reserved the right to board-level participation, including the designation of a non-voting observer or equivalent strategic consultation rights, for so long as it directly or indirectly holds 5% or more of the Company’s outstanding equity securities. These rights were expressly reserved in the Notice of Conversion and are to be implemented in accordance with the Company’s applicable governance procedures.

The foregoing descriptions of the February 2025 Note, April 2025 Note, Security Agreement, and Notice of Conversion are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 10.1 through 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

As of the date of this filing, the stock issuance under the Notice of Conversion has not yet been completed.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The notes described in this Current Report on Form 8-K were offered and issued to PixelArc in reliance upon exemption from the registration requirements under Section 4(a)(2) under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(a)	Exhibits.

Exhibit No.	Description
10.1	Promissory Note, dated February 18, 2025, by the Company in favor of PixelArc.
10.2	Promissory Note, dated April 18, 2025, by the Company in favor of PixelArc.
10.3	Security Agreement, dated April 18, 2025, between the Company and PixelArc.
10.4	Notice of Conversion, dated May 20, 2025, between the Company and PixelArc.
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INTERACTIVE TECHNOLOGIES, INC.

Dated: May 22, 2025	By:	/s/ Taehoon Kim
		Name:	Taehoon Kim
		Title:	Chief Executive Officer

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